Exhibit 99.1

JOINT FILING AGREEMENT

This Joint Filing Agreement (this “Agreement”) is made and entered into as of this 4th day of March 2022, by and among Vivid Public Holdings, LLC, DLHPII Public Investments, LLC, DLHPII Investment Holdings, LLC, Delaware Life Holdings Parent II, LLC, Delaware Life Holdings Manager, LLC and Mark R. Walter.

The parties to this Agreement hereby acknowledge and agree that the foregoing statement on Schedule 13G in respect of the Class A common stock, $0.0001 par value per share, of Vivid Seats Inc. is filed on behalf of each of the parties to this Agreement and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The parties to this Agreement acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Vivid Public Holdings, LLC

By:	/s/ Joseph P. Nicosia III
Name:	Joseph P. Nicosia III
Title:	Authorized Person

DLHPII Public Investments, LLC

By:	/s/ Joseph P. Nicosia III
Name:	Joseph P. Nicosia III
Title:	Authorized Person

DLHPII Investment Holdings, LLC

By:	/s/ Joseph P. Nicosia III
Name:	Joseph P. Nicosia III
Title:	Authorized Person

Delaware Life Holdings Parent II, LLC

By:	/s/ Joseph P. Nicosia III
Name:	Joseph P. Nicosia III
Title:	Authorized Person

Delaware Life Holdings Manager, LLC

By:	/s/ Joseph P. Nicosia III
Name:	Joseph P. Nicosia III
Title:	Authorized Person

Mark R. Walter

By:	/s/ Mark R. Walter

Signature Page to Joint Filing Agreement